                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] CONFIDENTIAL, FOR USE OF THE
                                         COMMISSION ONLY (AS PERMITTED BY
                                         RULE 14A-6(E)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                COMDISCO  INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

    (5) Total fee paid:
        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------

    (3) Filing Party:
        ------------------------------------------------------------------------

    (4) Date Filed:
        ------------------------------------------------------------------------

Notes:

                        [LOGO OF COMDISCO APPEARS HERE]

                              6111 N. RIVER ROAD
                           ROSEMONT, ILLINOIS 60018

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 26, 1999

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the "Annual Meeting") of Comdisco, Inc., a Delaware corporation ("Comdisco"), will be held on Tuesday, January 26, 1999, at 3:00 p.m. (C.S.T.). The Annual Meeting will be convened at Comdisco's corporate office, 6111 North River Road, Rosemont, Illinois 60018, in the first floor auditorium for the purpose of considering and acting upon the following:

  1. The election of three Class I Directors of Comdisco for a term of three years;

  2. The ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of Comdisco for the current fiscal year; and

  3. The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 15, 1998 ("Stockholders" and individually a "Stockholder"), are entitled to notice of and to vote at the Annual Meeting. For at least ten days prior to the Annual Meeting, a list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any Stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at Comdisco's corporate office.

Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a Stockholder plans to attend, each Stockholder is urged to vote by one of the following methods: (i) signing, dating and promptly returning the enclosed proxy card in the accompanying envelope or (ii) by using a toll-free telephone number as described on the enclosed proxy card.

The Annual Report, Proxy Statement and proxy card enclosed with this notice.

Dated and mailed at New York, New York, December 24, 1998.

                                          By order of the Board of Directors

                                          PHILIP A. HEWES
                                          Secretary

                                   IMPORTANT

Please complete, sign and return the enclosed proxy card immediately or use the telephone voting procedure. A return envelope, which requires no postage if mailed in the United States, is enclosed.

                               TABLE OF CONTENTS


SECTION                                                                    PAGE
-------                                                                    ----
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING.................   1
 Annual Meeting...........................................................   1
 Voting and Record Date...................................................   1
 Quorum and Required Vote.................................................   3
 Stockholder Proposals and Nominations....................................   3
 Cost of Proxy Solicitation...............................................   4
 Stockholder Communication................................................   4
 Comdisco Stock Split.....................................................   4
INFORMATION ABOUT COMDISCO COMMON STOCK OWNERSHIP.........................   5
 Comdisco Common Stock Owned by Comdisco Directors and Executive
  Officers................................................................   5
 Stockholders Who Own at Least 5% of Comdisco Common Stock................   6
 Directors, Executive Officers and Greater-Than-10% Stockholders
  Compliance with Section 16(a) Beneficial Ownership Reporting in Fiscal
  1998....................................................................   6
PROPOSALS RECOMMENDED BY THE BOARD........................................   7
 Proposal 1: Elect Three Directors........................................   7
 Proposal 2: Approve Selection of Independent Auditors For 1999...........   7
INFORMATION ABOUT THE BOARD OF DIRECTORS..................................   8
 Directors Nominated this Year for a Three-Year Term Expiring at the 2002
  Annual Meeting (Class I Directors)......................................   8
 Directors Continuing in Office Until the 2000 Annual Meeting (Class II
  Directors)..............................................................   8
 Directors Continuing in Office Until the 2001 Annual Meeting (Class III
  Directors)..............................................................   9
 Board Meetings in Fiscal 1998............................................   9
 Committees of the Board of Directors.....................................   9
 How We Compensate Our Directors..........................................  10
INFORMATION ABOUT EXECUTIVE OFFICERS......................................  11
COMPENSATION COMMITTEE REPORT.............................................  12
 Role of the Committee....................................................  12
 Consistent Compensation Strategy.........................................  12
 Chief Executive Officer Compensation.....................................  12
 1998 Executive Officer Compensation......................................  13
COMDISCO EXECUTIVE OFFICER COMPENSATION AND BENEFITS......................  14
 Summary Compensation Table...............................................  14
 Option Grants in Last Fiscal Year........................................  15
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
  Value...................................................................  16
 Long Term Incentive Plan ("LTIP") Awards.................................  16
 Certain Relationships and Related Transactions...........................  17
COMDISCO STOCK PRICE PERFORMANCE GRAPH....................................  18

                                COMDISCO, INC.

                            PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING


ANNUAL MEETING

  WHY DID I RECEIVE THIS PROXY STATEMENT?

  We sent you this Proxy Statement and the enclosed proxy card because Comdisco's Board of Directors is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on January 26, 1999 at 3:00 p.m. (C.S.T.) at Comdisco's corporate office, 6111 North River Road, Rosemont, Illinois 60018. This Proxy Statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting; however, you do not need to attend the Annual Meeting to vote your shares (under the section entitled "Voting and Record Date", see "How Do I Vote By Proxy?"). We first sent this Proxy Statement, the foregoing Notice of Annual Meeting and the enclosed proxy card on December 24, 1998 to all stockholders entitled to vote. Also enclosed with this Proxy Statement is the Comdisco 1998 Annual Report, which includes our most recent financial statements.

VOTING AND RECORD DATE

  WHO CAN VOTE?

  You are entitled to vote if you owned Comdisco common stock at the close of business on December 15, 1998. This is called the Record Date.

  HOW MANY SHARES OF VOTING STOCK ARE OUTSTANDING?

  On the Record Date, there were 152,147,624 shares of Comdisco common stock outstanding. Comdisco common stock is our only class of voting stock.

  HOW MANY VOTES DO I HAVE?

  Each share of Comdisco common stock that you own entitles you to one vote. The proxy card indicates the number of shares of Comdisco common stock that you owned on December 15, 1998.

  WHAT AM I VOTING ON?

  (1) The election of three nominees to serve on our Board of Directors:

    .Harry M. Jansen Kraemer, Jr.

    .Carolyn L. Murphy

    .John J. Vosicky

  (2) The ratification of KPMG Peat Marwick LLP as Comdisco's auditors for the 1999 fiscal year.

  HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

  The Board of Directors recommends a vote FOR each of the Board of Directors nominees and FOR the appointment of KPMG Peat Marwick LLP as Comdisco's independent auditors for 1999.

  HOW DO I VOTE IN PERSON?

  All stockholders as of December 15, 1998 can attend the Annual Meeting. If you plan to attend the Annual Meeting you may vote in person. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on December 15, 1998.

  HOW DO I VOTE BY PROXY?

  To vote by proxy, you should either:

    . Complete, sign and date the enclosed proxy card and return it promptly, to be received by Comdisco no later than January 26, 1999 at 10:00 a.m. in the prepaid envelope provided; or

    .Call the toll-free telephone number on the proxy card no later than January 26, 1999 at 10:00 a.m.

  MAY I REVOKE MY PROXY?

  If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may revoke your proxy in any one of three ways:

    . You may send in another proxy with a later date.

    . You may notify Comdisco's Secretary, Philip A. Hewes, in writing before the Annual Meeting that you have revoked your proxy.

    . You may vote in person at the Annual Meeting.

  IF I PLAN TO ATTEND THE ANNUAL MEETING, SHOULD I STILL VOTE BY PROXY?

  Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Returning the proxy card or voting by telephone will not affect your right to attend the Annual Meeting and vote.

  HOW WILL MY PROXY GET VOTED?

  If you properly fill in your proxy card and send it to us or deliver your proxy by telephone in time to vote no later than January 26, 1999 at 10:00 a.m., your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. Under the rules of the New York Stock Exchange, if your broker is a member of the exchange and holds your shares in its name, the broker may sign the proxy card and vote your shares on both Proposal 1 and Proposal 2, if it does not receive instructions from you within ten days of the meeting. If your broker votes your shares on one but not both of the proposals, the missing votes are considered "broker non-votes." If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

    . ""FOR'' the election of all three nominees for director, and

    . ""FOR'' ratification of the selection of independent auditors for 1999.

  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

  Although we do not know of any business to be considered at the 1999 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Jack Slevin and Philip A. Hewes to vote on such matters at their discretion.

  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

  If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular card. Sign and return all proxy cards, or deliver your proxy by telephone, to ensure that all your shares are voted.

  IS VOTING CONFIDENTIAL?

  We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspector of Elections, David J. Keenan, and certain employees of our independent tabulating agent, ChaseMellon Shareholder Services, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

QUORUM AND REQUIRED VOTE

  WHAT IS A QUORUM AND WHY IS IT NECESSARY?

  A quorum is a majority of the outstanding shares entitled to vote, present or represented by proxy. There must be a quorum of stockholders for a valid meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

  WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

  Proposal 1: Elect three directors:

  The three nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome.

  Proposal 2: Ratify selection of auditors:

  The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors. So, if you "abstain" from voting, or receive a "broker non-vote" on the proposal, it has the same effect as a vote "against" this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS

  WHEN ARE STOCKHOLDER PROPOSALS DUE SO THAT THEY WILL BE INCLUDED IN COMDISCO'S PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2000?

  If you wish to submit proposals to be included in the proxy statement for our anticipated January 2000 Annual Meeting, we must receive them on or before Thursday, August 26, 1999. Please address your proposals to Philip
  A. Hewes, Secretary, Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018.

  HOW CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF COMDISCO OR BRING ANY OTHER BUSINESS BEFORE THE 2000 ANNUAL STOCKHOLDERS' MEETING?

  Under our By-laws, if you wish to nominate directors or bring other business before the stockholders at the 2000 Annual Meeting, you can do so by complying with the following requirements:

    . You must notify the Secretary, Philip A. Hewes, in writing no later than August 26, 1999 but no earlier than July 27, 1999.

    . If the date of the 2000 Annual Meeting is changed by more than 30 days from January 26, 2000, we will notify you and give you a reasonable amount of time (as determined by the Board of Directors) to present such nominations or proposals.

    . Your notice must contain the specific information required in our corporate By-laws. If you would like a copy of our By-laws, we will send you one without charge. Please write to Philip A. Hewes, Secretary, Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018.

  Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the Securities Exchange Commission's ("SEC") requirements to have your proposal included in our proxy statement.

COST OF PROXY SOLICITATION

  WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO PAYS THEM?

    . We will pay all the costs of soliciting these proxies, which includes reimbursing banks, brokers and other institutions, nominees and fiduciaries for expenses.

    . Additionally, we have retained ChaseMellon Shareholder Services to assist us in the distribution and solicitation of proxies for an approximate fee of $5,500 and Proxy Services Corporation to assist us with telephone proxy solicitation for an approximate fee of $750, plus out-of-pocket expenses.

STOCKHOLDER COMMUNICATION

  HOW CAN I GET MORE INFORMATION ON COMDISCO'S LATEST EARNINGS, FORM 10-K, FORM 10-Q OR THE ANNUAL REPORT?

    . You can contact Comdisco Investor Relations at 847/518-5853.

    . You can e-mail Comdisco Investor Relations at ixscalis@comdisco.com.

    . You can visit Comdisco's website at www.comdisco.com.

    . You can write to Comdisco at 6111 North River Road, Rosemont,
      Illinois 60018, Attention: Investor Relations.

COMDISCO STOCK SPLIT

  IS THE STOCK SPLIT IN 1998 REFLECTED IN THIS PROXY STATEMENT?

  The number of shares reported throughout this proxy statement reflects the 2 for 1 stock split of Comdisco common stock authorized by the Board of Directors on April 21, 1998 and distributed to stockholders of record on June 15, 1998.

               INFORMATION ABOUT COMDISCO COMMON STOCK OWNERSHIP


COMDISCO COMMON STOCK OWNED BY COMDISCO DIRECTORS AND EXECUTIVE OFFICERS

  This table shows the number of shares of Comdisco common stock beneficially owned by the directors, Named Executive Officers (Named Executive Officers are defined in the section entitled "Comdisco Executive Officer Compensation and Benefits"), and all directors and executive officers as a group, as of December 15, 1998.

                                                      SHARES OWNED     PERCENT
                                                     BENEFICIALLY ON     OF
      NAME                                          DECEMBER 15, 1998   CLASS
    --------------------------------------------------------------------------
      Jack Slevin..................................  2,153,295   (a,b)   1.4%
      Nicholas K. Pontikes......................... 37,172,987   (b,c)    24%
      Alan J. Andreini.............................    488,915   (a,b)    (d)
      Robert A. Bardagy............................    585,730     (b)    (d)
      C. Keith Hartley.............................    166,524   (a,b)    (d)
      Philip A. Hewes..............................    374,975   (a,b)    (d)
      Rick Kash....................................    207,024     (b)    (d)
      John C. Kenning..............................    353,870     (b)    (d)
      Harry M. Jansen Kraemer, Jr..................     12,572     (b)    (d)
      Carolyn L. Murphy............................     33,172     (b)    (d)
      Thomas H. Patrick............................    206,296   (a,b)    (d)
      William N. Pontikes..........................  2,702,357   (a,b)   1.8%
      John J. Vosicky..............................    877,770   (a,b)    (d)
      All directors and executive officers as a
      group,
      including six executive officers not named
      above*....................................... 45,932,629 (a,b,c)    30%


* See sections entitled "INFORMATION ABOUT THE BOARD OF DIRECTORS" and "INFORMATION ABOUT EXECUTIVE OFFICERS".

(a) Includes shares held by or for the benefit of the immediate families of the above individuals and for which the named stockholders disclaim any beneficial interest, as follows: Mr. Slevin, 174,500 shares; Mr. Andreini, 1,910 shares; Mr. W. Pontikes, 841,732 shares; Mr. Vosicky, 12,600 shares; and directors and executive officers as a group, 1,030,742 shares.

    Also includes other shares held by or for the benefit of the immediate families of the above individuals, over which such individuals hold no voting or dispositive powers and for which the named stockholders disclaim any beneficial interest, as follows: Mr. Slevin, 192,000 shares; Mr. Hartley, 470 shares; Mr. Hewes, 6,386 shares; Mr. Patrick, 15,928 shares; Mr. W. Pontikes, 149,484 shares; Mr. Vosicky, 12,252 shares; and directors and executive officers as a group, 376,520 shares.

(b) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to February 13, 1999 as follows: Mr. Slevin, 1,265,643 shares; Mr. N. Pontikes, 395,768 shares; Mr. Andreini, 471,894 shares; Mr. Bardagy, 224,536 shares; Mr. Hartley, 93,346 shares; Mr. Hewes, 161,780 shares; Mr. Kash, 111,796 shares; Mr. Kenning 209,591 shares; Mr. Patrick, 111,796 shares; Mr. W. Pontikes, 139,835 shares; Mr. Vosicky, 349,745 shares; and directors and executive officers as a group, 4,749,508 shares. The percentages set forth in the above table give effect to the exercise of these options.

(c) Includes shares over which Mr. N. Pontikes exercises sole or shared voting and dispositive powers. Mr. N. Pontikes disclaims any beneficial interest in all of the shares with the exception of a percentage of the shares owned by Ponfam Corporation and Ponchil Limited Partnership equal to his proportionate ownership interest in those entities. Except as hereafter otherwise noted, Mr. N. Pontikes exercises shared voting and dispositive powers over all the shares and the shares are held as follows: Pontikes Trust, 18,630,152 shares; Pontikes Nonexempt Marital Trust, 5,909,928 shares; Pontikes Exempt Marital Trust, 268,154 shares; Ponchil Limited Partnership, 9,818,506 shares; Ponfam Corporation, 288,062 shares; Pontikes Family Foundation, 165,120 shares; Nicholas K. Pontikes SIP Trust, 600,000 shares (sole voting and sole dispositive powers); Tenancy-For-Years and 3 family trusts as Remanindermen, 852,000 shares (sole voting and shared dispositive powers); and various family trusts, 82,712 shares (sole voting and sole dispositive powers).

(d) Percentage of shares beneficially owned does not exceed one percent (1%) of the class outstanding.

STOCKHOLDERS WHO OWN AT LEAST 5% OF COMDISCO COMMON STOCK

This table shows as of December 15, 1998, all persons we know to be the beneficial owners of more than 5% of Comdisco common stock.

                                                      NUMBER   PERCENT
                                                        OF       OF
      NAME AND ADDRESS                                SHARES    CLASS
    ------------------------------------------------------------------
      Fidelity Management and Research Corporation
      1 Federal Street, Boston, MA 02110-2003       19,070,000   13%
      Pontikes Family Trusts*
      6111 N. River Road, Rosemont, IL 60018         7,712,794    5%
      Pontikes Trust*
      6111 N. River Road, Rosemont, IL 60018        18,630,152   12%
      Ponchil Limited Partnership*
      6111 N. River Road, Rosemont, IL 60018         9,818,506    7%


* Mr. N. Pontikes may be deemed to be the beneficial owner of these securities. See footnote (c) to the table in the section entitled "INFORMATION ABOUT COMDISCO COMMON STOCK OWNERSHIP" sub-section entitled "Comdisco Common Stock Owned by Comdisco Directors and Executive Officers."

DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN FISCAL 1998

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and greater-than-10% stockholders to file reports of their initial ownership of the Comdisco common stock and any changes in that ownership with the SEC.

Based solely on our review of copies of the reports filed with the SEC and on written representations of our directors and officers, we believe all persons subject to Section 16(a) reporting filed the required reports on time in 1998.

                      PROPOSALS RECOMMENDED BY THE BOARD


PROPOSAL 1: ELECT THREE DIRECTORS

Comdisco's Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. There are three Class I nominees for election this year:

    . Harry M. Jansen Kraemer Jr.
    . Carolyn L. Murphy
    . John J. Vosicky

Detailed information on each of these nominees and the other members of the Board of Directors is provided in the section entitled "INFORMATION ABOUT THE BOARD OF DIRECTORS".

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may wait to fill the vacancy during the next annual meeting.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL THREE
                           NOMINEES FOR DIRECTOR.


PROPOSAL 2: APPROVE SELECTION OF INDEPENDENT AUDITORS FOR 1999

We are asking you to approve the Board's selection of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for 1999. The Audit Committee has recommended the selection of KPMG to the Board of Directors. KPMG has served as the independent auditors of Comdisco since 1971.

A representative of KPMG will attend the Annual Meeting to answer your questions and will have the opportunity to make a statement, if they choose to do so.

We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Comdisco and our stockholders.

 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE SELECTION OF KPMG
             PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1999.

                   INFORMATION ABOUT THE BOARD OF DIRECTORS


DIRECTORS NOMINATED THIS YEAR FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING (Class I Directors)

HARRY M. JANSEN KRAEMER, JR. (Age 43--Director since 1997)

Mr. Kraemer has been President of Baxter International, Inc. ("Baxter") since April, 1997 and Director of Baxter since November, 1995. Effective December 31, 1998, he will also become the Chief Executive Officer of Baxter. He was Senior Vice President and Chief Financial Officer of Baxter from October, 1993 through March, 1997. Mr. Kraemer also serves as a Director of MedPartners, Inc.

CAROLYN L. MURPHY (Age 53--Director since 1997)

Ms. Murphy was President of Commercial Operations for CNA Insurance Companies from May, 1995 through March, 1998, and was Senior Vice President, Field Operations from January, 1984 to May, 1995. After 20 years of various executive positions, she retired from CNA, effective March 20, 1998.

JOHN J. VOSICKY (Age 50--Director since 1986)

Executive Vice President and Chief Financial Officer

Mr. Vosicky has been Executive Vice President of Comdisco since July, 1994 and Chief Financial Officer since November, 1984. He was Senior Vice President of Comdisco from November, 1985 to July, 1994.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING (Class II
Directors)

C. KEITH HARTLEY (Age 56--Director since 1978)

Mr. Hartley has been Managing Partner of Forum Capital Markets L.L.C. since August, 1995. Effective January 1, 1998, Forum Capital Markets L.P. converted from a limited partnership into a limited liability corporation. Mr. Hartley was an independent financial consultant from May, 1991 to August, 1995. Mr. Hartley also serves as a Director of Swisher International Group, Inc. and U.S. Diagnostics, Inc.

RICK KASH (Age 56--Director since 1987)

Mr. Kash has been President and Managing Partner of The Cambridge Group, management consultants, since 1975. Mr. Kash also serves as a Director of U.S. Auto Glass.

WILLIAM N. PONTIKES (Age 57--Director since 1977)

Executive Vice President

Mr. Pontikes has been Executive Vice President of Comdisco since July, 1989. Mr. Pontikes is the uncle of Nicholas K. Pontikes.

JACK SLEVIN (Age 62--Director since 1979)

Chairman of the Board and Chief Executive Officer

Mr. Slevin has been Chairman of the Board since January, 1996 and has been Chief Executive Officer of Comdisco since July, 1994. He was President from July, 1994 to November, 1998, Interim Chief Operating Officer from December, 1993 to July, 1994 and Executive Vice President from April, 1992 to July, 1994.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (Class III
Directors)

ALAN J. ANDREINI (Age 52--Director since 1992)

Mr. Andreini has been Chief Executive Officer of InterWorld Corporation since May, 1998 and President and Director since May, 1997. He was Chief Operating Officer of InterWorld from May, 1997 through May, 1998. Mr. Andreini was Executive Vice President of Comdisco from July, 1994 through April, 1997 and Senior Vice President of Comdisco from July, 1986 to July, 1994. He resigned as Executive Vice President of Comdisco effective May 1, 1997. Mr. Andreini also serves as a Director of Heartland Technology, Inc. and Youth Services International, Inc.

ROBERT A. BARDAGY (Age 59--Director since 1983)

Mr. Bardagy was Executive Vice President of Comdisco from July, 1986 through April, 1996. He retired from his position as Executive Vice President effective April 30, 1996.

PHILIP A. HEWES (Age 46--Director since 1992)

Senior Vice President and Secretary

Mr. Hewes has been Senior Vice President of Comdisco since January, 1992 and Secretary of Comdisco since October, 1991.

THOMAS H. PATRICK (Age 55--Director since 1971)

Mr. Patrick has been Executive Vice President of Merrill Lynch & Co. since June, 1989, and has been both the Chairman of Special Advisory Services and a Member of the Office of the Chairman of Merrill Lynch & Co. since May, 1993. Mr. Patrick also serves as a Director of Baldwin & Lyons, Inc.

NICHOLAS K. PONTIKES (Age 34--Director since 1993)

President and Chief Operating Officer

Mr. Pontikes has been President of Comdisco since November, 1998 and Chief Operating Officer since November, 1997. He was Executive Vice President of Comdisco from July, 1994 through November, 1997, Senior Vice President from January, 1994 to July, 1994 and Vice President from September, 1993 to January, 1994. He was Vice President and then President of the Business Continuity Services Division of Comdisco from September, 1993 to July, 1994. Mr. Pontikes is the nephew of William N. Pontikes. Mr. Pontikes also serves as a Director of E. Morris Communications, Inc., a private Illinois corporation.

BOARD MEETINGS IN FISCAL 1998

During the last fiscal year, the Board of Directors held four meetings. All incumbent directors, including those standing for re-election, attended at least seventy-five percent of the meetings of the Board of Directors and of the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has four standing committees:

THE EXECUTIVE COMMITTEE

  . Purpose: Acts on behalf of the Board of Directors in connection with the regular conduct of Comdisco's business.

  . Members: Messrs. Slevin , Hewes, N. Pontikes, W. Pontikes and Vosicky.

  . Meetings: The Executive Committee acted 21 times in fiscal 1998 by unanimous consent without a meeting.

THE AUDIT COMMITTEE

  . Purpose: Establishes and maintains communications with Comdisco's internal and independent accountants, reviews the methods used and audits made by the auditors in connection with Comdisco's published financial statements, and reviews with the auditors Comdisco's financial and operating controls.

  . Members: Messrs. Hartley, Kash, Kraemer, Ms. Murphy and Mr. Patrick.

  . Meetings: The Audit Committee met once during the last fiscal year.

THE STOCK OPTION COMMITTEE

  . Purpose: Determines the options awarded to the executive officers and makes recommendations to the Board of Directors as to all other officers and employees with regard to the granting of stock options and the administration of stock option plans.

  . Members: Messrs. Hartley and Kash, each of whom is a "non-employee director" as defined in the Securities Exchange Act of 1934 and "outside director" as defined in the U.S. Internal Revenue Code of 1986, as amended.

  . Meetings: The Stock Option Committee has the practice of taking formal actions by unanimous consent without a meeting.

THE COMPENSATION COMMITTEE

  . Purpose: Determines the compensation arrangements of executive officers
    (including the compensation arrangements for Comdisco's Chairman of the Board and Chief Executive Officer, Mr. Slevin), and evaluates the compensation arrangements for all other officers and employees.

  . Members: Messrs. Hartley, Kash, Kraemer and Ms. Murphy, each of whom is a
    "non-employee director" as defined in the Securities Exchange Act of 1934 and "outside director" as defined in the U.S. Internal Revenue Code of 1986, as amended.

  . Meetings: The Compensation Committee met three times (once which was by telephone) during the last fiscal year.

HOW WE COMPENSATE OUR DIRECTORS

Employee directors receive no additional compensation for serving on the Board or any of its Committees. Non-employee directors are paid a quarterly retainer of $6,000, a Board meeting fee of $2,000 plus expenses, and a Committee meeting fee of $2,000 plus expenses if the Committee meeting is not held on the same day as a Board meeting. Directors are reimbursed for customary and usual travel expenses.

Non-employee directors may elect, in advance, to defer all or part of their cash compensation for a year in the form of either a restricted stock award or a stock option. Restricted stock awards are issued under the Comdisco, Inc. Long-Term Stock Ownership Incentive Plan with the number of shares of restricted stock received equal to one-and-a-half times the amount being deferred divided by the closing price of the Comdisco common stock on the first trading day of the next fiscal year. Stock options are issued under the Comdisco, Inc. Outside Director Deferred Fee Option Plan with the number of shares subject to stock options equal to one-and-a half times the amount being deferred divided by the closing price of the Comdisco common stock on the last trading day of the fiscal year minus $1.00. Such options have a ten year term, vest after six months, and have an exercise price of $1.00. On October 1, 1997, Messrs. Hartley, Kash, Kraemer, Ms. Murphy, and Mr. Patrick each received options to purchase 1,561 shares at $1.00 per share (or 3,122 shares at $.50, post split) under the Outside Director Deferred Fee Option Plan.

In addition, on October 1, 1998 and pursuant to Comdisco's Non-Employee Directors' Stock Option Plan, each non-employee director was granted an option to acquire 9,450 shares of Comdisco common stock at $14.5625 (the closing price on the date of grant). These options have a ten year term and vest on April 1, 1999.

                     INFORMATION ABOUT EXECUTIVE OFFICERS


The current executive officers of Comdisco include Messrs. Slevin, N. Pontikes, Hewes, W. Pontikes, and Vosicky (information about each of whom is provided in the section entitled "INFORMATION ABOUT THE BOARD OF DIRECTORS") as well as Ms. Geisler and Messrs. Flohr, Herman, Keenan, Kenning, Keohane and Sabatello.

  . Thomas Flohr, age 38, has been Senior Vice President of Comdisco since
    April, 1995. Mr. Flohr has been President of Comdisco Europe since 1995 and was Managing Director of Comdisco Europe from 1992 through 1994.

  . Rosemary P. Geisler, age 51, has been Senior Vice President of Comdisco since July, 1989 and President of Comdisco's Financial Management Division since July, 1997. Ms. Geisler was President of Comdisco's Distributed Systems Division from April, 1996 to July, 1997 and was Executive Vice President of Comdisco's Leasing Division from July, 1989 to April, 1996.

  . Michael F. Herman, age 43, has been Senior Vice President of Comdisco since January, 1996, President of Comdisco's Diversified Technology Group since its inception in 1996 and President of Comdisco Electronics Group since October, 1993. Mr. Herman was Vice President of Comdisco from July 1994 to January 1996.

  . David J. Keenan, age 50, has been Senior Vice President of Comdisco since
    January, 1997 and Controller of Comdisco since July, 1979. Mr. Keenan was Vice President from January, 1985 to January, 1997.

  . John C. Kenning, age 37, has been Executive Vice President of Comdisco since January, 1998 and National Sales Manager since April, 1995. Mr. Kenning was Senior Vice President of Comdisco from April, 1995 to January, 1998 and was Regional Marketing Manager of Comdisco from October, 1986 to April, 1995.

  . Jeffrey P. Keohane, age 36, has been Senior Vice President of Comdisco since January, 1997 and President of Comdisco's Technology Services Division (formerly known as Integrated Technology Services Division) since June, 1997. Mr. Keohane was President of Comdisco's Large Systems Division from November, 1995 to June, 1997 and Product Specialist from February, 1994 to November, 1995.

  . Gregory D. Sabatello, age 38, has been Senior Vice President since
    November, 1998 and Chief Information Officer since October, 1997. Mr. Sabatello was Vice President of Comdisco from July, 1994 to November, 1998 and Comdisco's Business Systems Manager from October, 1993 to July, 1994.

  These individuals have been designated as reporting executive officers subject to Section 16 of the Securities Exchange Act of 1934.

                         COMPENSATION COMMITTEE REPORT


ROLE OF THE COMMITTEE

In 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee Directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve Comdisco's compensation policies to ensure that executive officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure, culture and stockholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the executive officers of Comdisco.

CONSISTENT COMPENSATION STRATEGY

Since its inception, the Compensation Committee has continued to evaluate Comdisco's compensation plans in accordance with the Committee's objectives of linking compensation to profit measures and increasing stockholder value. The senior management team continues to be compensated as originally suggested by outside compensation consultants in 1994. The total compensation for the Chief Executive Officer and certain executive officers is comprised of the following components: (i) base salary, (ii) annual incentive (cash and stock options) based on Comdisco's pre-tax earnings objectives and (iii) long term performance units based on total shareholder return objectives. Each of these components constituted approximately one-third of the executive's total compensation. Therefore, approximately two-thirds of the executive's compensation is subject to both Comdisco's performance and stockholder returns.

A significant portion of the senior management team's compensation is directly dependent upon Comdisco achieving a total shareholder return which exceeds the 60th percentile of the S&P 500 (the "Performance Objectives"). The Committee has been extremely pleased with the fact that Comdisco has exceeded the Performance Objectives by placing above the targeted percentile in total shareholder return for each of the three-year performance periods commencing with the initiation of the performance unit plan in 1993. This is a clear reflection that senior management has been able to consistently manage Comdisco in a manner that directly correlates with stockholder interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

1998 FISCAL YEAR. Jack Slevin's employment agreement for fiscal 1998 reflects the Committee's strategy of placing a majority of the compensation at risk subject to the attainment of pre-tax earnings goals and longer-term total shareholder return goals. Comdisco had an employment agreement with Mr. Slevin which provided for a base salary of $600,000 for fiscal 1998. Annual cash incentive compensation for Mr. Slevin was equal to 1% of Comdisco's 1998 fiscal year pre-tax earnings between $190 million and $230 million and 2% of pre-tax earnings in excess of $230 million. The amount of annual cash incentive payments can be found in the Summary Compensation Table in the section entitled "Comdisco Executive Officers Compensation and Benefits". Mr. Slevin also earned an annual stock option award based upon the attainment of pre-tax earnings objectives for fiscal 1998. Pursuant to this award, Mr. Slevin received 59,170 option shares at $13.625 (the closing price of Comdisco's common stock on September 30, 1998). For the long term perspective, Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are identified in the Long-Term Incentive Plan ("LTIP") Awards sub-section in the section entitled "Comdisco Executive Officer Compensation and Benefits". To further align Mr. Slevin's interests with those of Comdisco's stockholders, the Committee offered Mr. Slevin the right to forego cash compensation in exchange for stock options. Under this "Cash-to-Option Alternative", Mr. Slevin elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 55,050 shares at the closing price of Comdisco's common stock on the date such election was made ($15.88).

1999 FISCAL YEAR. Mr. Slevin's base salary remained constant for fiscal 1999. The Committee increased the pre-tax earnings targets for 1999 such that Mr. Slevin's annual cash incentive compensation will be equal to 1% of

Comdisco's 1999 fiscal year pre-tax earnings between $225 million and $265 million and 2% of pre-tax earnings between $265 million and $275 million. Mr. Slevin will also earn an annual stock option award of 59,165 options if Comdisco attains certain pre-tax earnings objectives for fiscal 1999. The exercise price of these options, if earned, will be at the closing price of Comdisco's stock on September 30, 1999. For the long term perspective, Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are identified in the Long-Term Incentive Plan ("LTIP") Awards sub-
section in the section entitled "Comdisco Executive Officer Compensation and Benefits". The Committee again offered Mr. Slevin the right to forego cash compensation to be earned in 1999 in exchange for stock options. Under this "Cash-to-Option Alternative", Mr. Slevin elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 60,000 shares at the closing price of Comdisco's common stock on the date such election was made ($14.56).

1998 EXECUTIVE OFFICER COMPENSATION

During fiscal 1998, Comdisco entered into incentive compensation agreements with certain of its executive officers. The agreements included the following elements which are similar to the components discussed above for Mr. Slevin:
(i) base salary, (ii) annual incentive (cash and stock options) based on Comdisco's pre-tax earnings objectives and (iii) long term performance units based on total shareholder return objectives. These executive officers also participated in the "Cash-to-Option Alternative" under which they had the right to forego cash compensation in exchange for stock options.

This report has been provided by Harry M. Jansen Kraemer, Jr., C. Keith Hartley, Rick Kash, and Carolyn Murphy, the members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation: There are none.

              COMDISCO EXECUTIVE OFFICER COMPENSATION AND BENEFITS


SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to (i) Jack Slevin, Chairman and Chief Executive Officer during fiscal 1998 and (ii) the four other most highly compensated executive officers of Comdisco serving on September 30, 1998. The persons named in this table and in this section are referred to as the "Named Executive Officers".


                             ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                            ---------------------------------------------------------
                                                     AWARDS           PAYOUTS
                                                  -----------------------------------
                                                   SECURITIES
                                                   UNDERLYING LONG-TERM
       NAME AND                                     OPTIONS   INCENTIVE   ALL OTHER
  PRINCIPAL POSITION        YEAR  SALARY   BONUS    (SHARES)   PAYOUTS  COMPENSATION*
--------------------------------------------------------------------------------
  Jack Slevin               1998 $550,000 $475,000  306,220   $764,350     $6,909
  Chairman and CEO          1997  550,000  440,000   58,850    831,000     14,111
                            1996  500,000  580,000  981,504    420,000      9,425
  Nicholas K. Pontikes      1998  325,000  325,000  687,210    349,350      6,909
  President and             1997  277,917  278,200   26,700    478,000     14,111
  Chief Operating Officer   1996  230,000  230,000  133,602    201,000      9,425
  John C. Kenning**         1998  267,000  267,000  195,020        -0-      6,909
  Executive Vice President  1997  268,808  286,200   24,970        -0-     14,111
  William N. Pontikes       1998  230,000  230,000  240,710    339,350      6,909
  Executive Vice President  1997  220,000  268,200   26,700    473,000     14,111
                            1996  220,000  220,000  152,310    300,000      9,425
  John J. Vosicky           1998  240,000  215,000  101,700    359,350      6,909
  Executive Vice President  1997  240,000  218,200   26,700    483,000     14,111
  & Chief Financial
   Officer                  1996  240,000  200,000   84,888    225,000      9,425


 * Amounts of "All Other Compensation" are amounts contributed by Comdisco under the Comdisco Retirement Plan Trust Agreement, effective April 1, 1998 (formerly known as the Comdisco Profit Sharing Plan and Trust) and the Employee Stock Ownership Plan.

** Mr. Kenning became an Executive Officer of Comdisco in fiscal 1997.

OPTION GRANTS IN LAST FISCAL YEAR

The following table presents additional information concerning the options shown in the Summary Compensation Table for fiscal year 1998.


                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                      STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                    FOR OPTION TERM
-----------------------------------------------------------------------------------------------
                         NUMBER OF    % OF TOTAL
                         SECURITIES  OPTIONS/SARS EXERCISE
                         UNDERLYING   GRANTED TO  OR BASE
                        OPTIONS/SARS EMPLOYEES IN  PRICE   EXPIRATION
          NAME          GRANTED (#)  FISCAL 1998   ($/SH)     DATE     0%     5%        10%
-----------------------------------------------------------------------------------------------
  Jack Slevin             55,050*         .64      $15.88    10/1/07  $-0- $ 549,776 $1,393,240
                          192,000        2.00       17.25   02/01/08   -0- 2,082,899  5,278,475
                           59,170         .68      13.625   09/30/08   -0-   507,009  1,284,861
  Nicholas K. Pontikes    55,050*         .64       15.88   10/01/07   -0-   549,776  1,393,240
                          600,000        7.00       17.25   02/01/08   -0- 6,509,059 16,495,234
                           32,160         .37      13.625   09/30/08   -0-   275,569    698,346
  John C. Kenning         36,330*         .42       15.88   10/01/07   -0-   362,822    919,462
                          132,000        1.00       17.25   02/01/08   -0- 1,431,993  3,628,952
                           26,690         .31      13.625   09/30/08   -0-   228,698    579,566
  William N. Pontikes     22,020*         .25       15.88   10/01/07   -0-   219,910    557,296
                          192,000        2.00       17.25   02/01/08   -0- 2,082,899  5,278,475
                           26,690         .31      13.625   09/30/08   -0-   228,698    579,566
  John J. Vosicky         11,010*         .13       15.88   10/01/07   -0-   109,955    278,648
                           64,000         .74       17.25   02/01/08   -0-   694,300  1,759,492
                           26,690         .31      13.625   09/30/08   -0-   228,698    579,566


* Reflects options issued in lieu of cash compensation pursuant to the "Cash-to-Option Alternative" election referenced in the Compensation Committee Report.

Comdisco included amounts under the columns labeled "5%" and "10%" pursuant to certain rules promulgated by the SEC and those amounts are not intended to forecast future appreciation, if any, in the price of the Comdisco common stock. Such amounts are based on the assumption that the Named Executive Officers hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Comdisco common stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, and any increase will benefit all stockholders proportionately.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

The following table contains information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1998 and unexercised options held as of the end of fiscal 1998.

                                                TOTAL NUMBER OF SHARES        TOTAL VALUE OF
                                                UNDERLYING UNEXERCISED   UNEXERCISED, IN-THE-MONEY
                                               OPTIONS HELD AT SEPTEMBER OPTIONS HELD AT SEPTEMBER
                                                       30, 1998                  30, 1998*
                     -----------------------------------------------------------------------------

                         NUMBER OF
                          SHARES
                        ACQUIRED ON   VALUE
  NAME                   EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
--------------------------------------------------------------------------------------------------
  Jack Slevin             547,946   $5,670,283  1,247,293     674,295    $8,502,071   $3,455,136
  Nicholas K. Pontikes    600,000          -0-    264,918     300,018     1,711,500    1,648,730
  John C. Kenning         182,788      684,722    126,968     260,760       659,317    1,220,969
  William N. Pontikes     380,624    2,814,438    132,495     170,193       697,037      617,748
  John J. Vosicky         127,478    1,019,459    346,075     106,831     2,818,419      300,874


* Based on the closing price of the Comdisco common stock, $13.625, on September 30, 1998.

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

The following table provides information on the Performance Unit Awards granted during the fiscal year ended September 30, 1998 under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan to the Named Executive Officers.


                                                    ESTIMATED FUTURE PAYOUTS
                                                   UNDER NON-STOCK PRICE-BASED
                                                             PLANS*
-------------------------------------------------------------------------------
                                 PERFORMANCE OR
                        NUMBER OTHER PERIOD UNTIL
                          OF     MATURATION OR
  NAME                  UNITS        PAYOUT       THRESHOLD  TARGET   MAXIMUM
-------------------------------------------------------------------------------
  Jack Slevin            366   September 30, 2000 $183,000  $366,000 $1,098,000
  Nicholas K. Pontikes   167   September 30, 2000   83,500   167,000    501,000
  John C. Kenning        155   September 30, 2000   77,500   155,000    465,000
  William N. Pontikes    167   September 30, 2000   83,500   167,000    501,000
  John J. Vosicky        167   September 30, 2000   83,500   167,000    501,000


* The target performance objective is that Comdisco's total shareholder return, which is the sum of the stock price appreciation plus dividends (reinvested), be ranked at or above the sixtieth percentile of the total shareholder return of all companies in the S&P 500 for the period running from October 1, 1996 through September 30, 1999. The threshold performance objective is a fiftieth percentile ranking. If the actual ranking is less than the fiftieth percentile, no compensation will be paid under these awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Comdisco and its subsidiaries have transactions in the ordinary course of business with other corporations of which certain Comdisco directors are executive officers. Comdisco does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

Mr. Kraemer is President and Director of Baxter International, Inc. In fiscal 1998, Comdisco received approximately $681,000 per quarter in rental payments for computer related equipment leased to Baxter Healthcare Corporation, a subsidiary of Baxter International, Inc.

Mr. Patrick is an Executive Vice President of Merrill Lynch & Co. In fiscal 1998, Merrill Lynch & Co. acted as one of Comdisco's agents in connection with the sale of Comdisco's medium term notes and served as one of the underwriters of Comdisco's debt offerings. Merrill Lynch & Co. also acted as a dealer in the sale of Comdisco's domestic commercial paper. In addition, Merrill Lynch Group Employee Services, a division of Merrill Lynch and Co., has agreed to perform various services in connection with the implementation and ongoing administration of Comdisco's U.S. and International Employee Stock Purchase Plans.

Mr. Andreini is Director, President and Chief Executive Officer of InterWorld Corporation. In January, 1998, Comdisco caused a $1,600,000 Letter of Credit to be renewed on behalf of InterWorld for one year ending January, 1999. On October 7, 1998, Comdisco entered into a Loan and Security Agreement with InterWorld Corporation for an $11,000,000 line of credit. As of December 15, 1998, $4,000,000 was outstanding under the line of credit, which bears interest at 10%. Comdisco also received approximately $125,000 per quarter in rental payments in fiscal 1998 for computer related equipment leased to InterWorld. Comdisco has also invested a total of $2,225,000 in InterWorld preferred stock representing 3.1% of the outstanding equity in InterWorld, and also holds warrants to purchase additional stock in InterWorld.

During fiscal 1998, Comdisco made a personal loan in an aggregate amount of $2.1 million to Mr. Slevin. The loan was evidenced by an unsecured demand note bearing interest at the LIBOR rate plus 125 basis points.

                    COMDISCO STOCK PRICE PERFORMANCE GRAPH


The following performance graph compares the performance of Comdisco common stock for the last five fiscal years (October 1, 1993--September 30, 1998) to that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Midcap 400 Index over the same period. The S&P Midcap 400 Index, which includes Comdisco, represents a comparison to companies with similar market capitalizations of $200 million to $5 billion. Comdisco's most similar peers are divisions or subsidiaries of large publicly-held companies. At this time, Comdisco feels that the most appropriate comparison is to publicly-held companies with similar market capitalizations.

                             [CHART APPEARS HERE]

                                             Cumulative Total Return
                                  ----------------------------------------------
                                   9/93    9/94    9/95    9/96    9/97    9/98
COMDISCO, INC.                    100.00  124.14  180.46  265.90  455.31  381.83
S & P 500                         100.00  103.69  134.53  161.89  227.37  247.93
S & P MIDCAP 400                  100.00  101.60  127.78  145.67  202.63  182.40

(1) Assumes you invested $100 in Comdisco common stock and each of the indexes on September 30, 1993, and that all dividends were reinvested.

In accordance with SEC rules, the information included under captions "Compensation Committee Report" and "Comdisco Stock Price Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by Comdisco under the Securities Act of 1933 or the Securities Exchange Act of 1934.

-------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

                                                                    Please mark
                                                                   your votes as
                                                                   indicated in
                                                                    this example
                                                                        [X]


                                                                       For all
                                                    For     Withhold    Except
1. Election of directors--NOMINEES                  [_]       [_]        [_]
01 H. KRAEMER    02 C. MURPHY    03 J. VOSICKY

-------------------------------------------------
Except Nominee(s) written above
                                                    For      Against    Abstain
                                                    [_]        [_]        [_]
2. The ratification of KPMG Peat Marwick LLP as Auditors

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

                             DATE
                                 ------------------------------------------

                             ----------------------------------------------
                             Signature

                             ----------------------------------------------
                             Signature, if Jointly Held

                             IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE

 *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

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                               VOTE BY TELEPHONE

                     QUICK   ***   EASY   ***   IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 . You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

 OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
 Press 1.


       YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

 OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:


 Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

             To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

       YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

  IF YOU VOTE BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.
                            THANK YOU FOR VOTING.


 CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE

      1-800-840-1208 - ANYTIME

 There is NO CHARGE to you for this call.
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PROXY
                              [LOGO OF COMDISCO]

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE
                        ANNUAL MEETING OF STOCKHOLDERS

                              3:00 P.M. (C.S.T.)

                               JANUARY 26, 1999

                    PLACE: Comdisco, Inc., at its offices
                        1st Floor, 6111 N. River Road
                           Rosemont, Illinois 60018

PROXY: JACK SLEVIN and PHILIP A. HEWES and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on December 15, 1998 at the Annual Meeting of Stockholders of Comdisco, Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
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                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE